Exhibit 99.1

Certification of Chief Executive Officer of

Arrow Financial Corporation

In connection with the Quarterly Report of Arrow Financial Corporation (the "Company") on Form 10-Q for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas L. Hoy, Chief Executive Officer of the Company, hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2002.

/s/ Thomas L. Hoy

Thomas L. Hoy

Chief Executive Officer